CNO Financial Group 1 Fourth Quarter 2022 Financial and operating results for the period ended December 31, 2022 February 7, 2023 Unless otherwise specified, comparisons in this presentation are between 4Q21 and 4Q22. Exhibit 99.3

CNO Financial Group 2 Important Legal Information Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our press release issued on February 7, 2023, our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date. Forward-Looking Statements This presentation contains financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes the measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – Financials – SEC Filings” section of CNO’s website, CNOinc.com. Non-GAAP Measures

CNO Financial Group 3

CNO Financial Group 4 Strong overall sales and capital position; continued robust new money rates 2022 Year in Review Strong Operational Performance 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. Building on Track Record of Execution 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. ▪ Operating EPS1 of $2.33 ▪ Sales momentum building, benefitting from diversified distribution and products ▪ Double-digit growth in D2C Life, Annuities, Worksite insurance ▪ Strong and stable underlying insurance product margins ▪ Continued growth in investment yield allocated to products ▪ Key investments for growth: ▪ Introduced new Medicare Supplement plans ▪ Expanded myHealthPolicy.com ▪ Launched Optavise, the Worksite Division unified brand ▪ AM Best financial strength upgrade to A ▪ Capital and liquidity above target levels ▪ Returned $245 million to shareholders; weighted average shares outstanding decreased by 10% ▪ Book value per diluted share excluding AOCI1 up 11%

Growth Scorecard

Double-digit YoY growth in Annuities, D2C Life and Worksite insurance sales

(dollars in millions)

		2021		2022					% Change	
		4Q	FY	1Q	2Q	3Q	4Q	FY	vs. 4Q21	vs. FY21
Drive Growth	New Annualized Premiums [1]									
	Life	$39.8	$190.5	$55.8	$51.4	$45.1	$40.8	$193.1	2.5%	1.4%
	Health	47.7	164.1	34.8	37.4	42.2	49.9	164.3	4.6%	0.1%
	Total Life and Health	$87.5	$354.6	$90.6	$88.8	$87.3	$90.7	$357.4	3.7%	0.8%
	Collected Premiums									
	Life	$223.7	$895.8	$226.7	$229.2	$226.4	$229.5	$911.8	2.6%	1.8%
	Health	416.9	1,659.5	408.9	398.4	399.0	402.1	1,608.4	-3.6%	-3.1%
	Total Life and Health	$640.6	$2,555.3	$635.6	$627.6	$625.4	$631.6	$2,520.2	-1.4%	-1.4%
Expand to the Right	Annuity Collected Premiums	$397.4	$1,400.4	$368.6	$435.0	$370.0	$431.0	$1,604.6	8.5%	14.6%
	Client Assets in BD and Advisory [2]	$2,898.5	$2,898.5	$2,835.1	$2,562.1	$2,453.3	$2,636.7	$2,636.7	-9.0%	-9.0%
	Fee Revenue [3]	$56.2	$147.6	$40.3	$31.1	$30.6	$67.3	$169.3	19.8%	14.7%

1 Measured as 100% of new life and health annualized premiums, except for single premium whole life deposits, which are measured at 10% of annualized premium.
2 Client assets include cash and securities in brokerage, broker/dealer customer account assets custodied directly at fund companies and insurance carriers, and assets under management in advisory accounts.
3 Represents fee revenue from the sales of third-party insurance products; services provided by WBD; fee revenue earned by Optavise (formerly known as DirectPath prior to its name change in April 2022); fees generated by our broker-dealer and registered investment advisor.

CNO Financial Group 5

Consumer Division Update

Continued sales momentum in Annuities & D2C Life; Medicare Supplement sales up sharply

Key Initiatives	Highlights
Maintain growth momentum	▪ Annuity collected premiums up 8% vs. 4Q21; up 15% YoY ▪ D2C Life sales up 9% vs. 4Q21; up 10% YoY ▪ Client assets under management surpassed $13 billion ▪ Supplemental Health sales up 26% vs. 4Q21; up 9% YoY
Optimize distribution	▪ Medicare Supplement sales up 14% vs. 4Q21 ▪ Recruiting up 4%, field producing agent count down 3% vs. 4Q21 ▪ Agent productivity up 6% YoY ▪ Registered agent[1] count up 6% YoY
Expand reach	▪ Total Medicare Advantage policies sold up 6% YoY ▪ Inbound calls accounted for ~10% of total MA enrollments ▪ Continued to enhance distribution

1 Registered agents are dually licensed as insurance agents and financial representatives who can buy and sell securities for clients, and/or investment advisors who can provide ongoing investment advice for clients.

CNO Financial Group 6

CNO Financial Group 7 Seventh consecutive quarter of insurance sales growth; producing agent count up Worksite Division Update Highlights ▪ Life and Health insurance sales up 8% vs. 4Q21; up 20% YoY ▪ Strong retention of existing employer customers ▪ Stable employee persistency and premium collection ▪ Rebrand has created positive momentum in insurance sales and recruiting ▪ Strong Optavise Now performance during open enrollment season ▪ Fee revenue up on continued cross sell success Key Initiatives Expand reach ▪ Producing agent count up 7% sequentially, up 21% YoY ▪ Agent referral program driving continued recruiting momentum ▪ Strong agent productivity gains YoY Restore growth Optimize distribution

CNO Financial Group 8 $0.71 Financial Highlights Solid earnings; continued net COVID benefit Earnings ResultsFourth Quarter and Full Year 2022 Earnings Drivers Net operating income1 $108.5 $65.8 $365.6 $273.9 Net operating income excluding significant items1 $88.3 $65.8 $357.3 $256.5 Net income $115.8 $43.4 $441.0 $396.8 Weighted average shares outstanding (in millions) 125.0 116.7 131.1 117.7 (dollars in millions, except where noted) Favorable impacts: ▪ Strong and stable underlying insurance margins ▪ Improvement in COVID related mortality impacts in life products ▪ Increases in net investment income allocated to products related to: ▪ Growth in the business ▪ Mid-year improvement in the average yield on investments allocated to products ▪ Higher fee income ▪ Disciplined capital management ▪ Continued expense discipline; executed a voluntary early retirement program resulting in 2% lower headcount and ~$10 million in run-rate savings Offsetting impacts: ▪ Moderating COVID-related benefits in our health product margin ▪ Lower net investment income not allocated to product, due to moderating yields on alternative investments ▪ Largely non-economic impacts to our Fixed Index Annuity margin 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. Net operating earnings per share1 Excluding significant items $0.87 $0.56 $2.79 $2.33 $- $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 4Q21 4Q22 FY21 FY22 $2.18 $2.72 $0.71

Insurance Product Margin

Stable underlying margins; no material impact from annual actuarial review

(dollars in millions)

Insurance Product Margin Excluding Significant Items[1]

	4Q21	1Q22	2Q22	3Q22	4Q22
Annuity	$67.0	$44.6	$37.1	$39.8	$39.6
Fixed indexed annuities	$52.3	$33.2	$25.8	$29.3	$30.3
Fixed interest annuities	$8.3	$8.1	$7.4	$7.8	$8.1
Other annuities	$6.4	$3.3	$3.9	$2.7	$1.2
Health	$129.5	$124.8	$113.4	$124.1	$115.0
Supplemental health	$54.0	$57.2	$52.3	$63.3	$60.8
Medicare supplement	$42.8	$36.2	$36.4	$38.2	$35.0
Long-term care	$32.7	$31.4	$24.7	$22.6	$19.2
Life	$31.4	$19.8	$56.8	$43.4	$52.9
Interest sensitive life	$15.7	$16.9	$21.8	$16.3	$18.7
Traditional life	$15.7	$2.9	$35.0	$27.1	$34.2
Total Margin	$227.9	$189.2	$207.3	$207.3	$207.5

1 Excludes $26.9 million favorable annuity unlocking/$1.0 million unfavorable life unlocking in 4Q21. See the Appendix for a reconciliation to the corresponding GAAP measure.

4Q 2022 Highlights[1]

- Total margin down $20 million; down $1 million adjusting for the items noted below
- Annuity margin down $3 million (after adjustments)
  - $19 million unfavorable market impact to fixed indexed annuities
    - $14 million unfavorable in 4Q22 vs. $5 million favorable in 4Q21
  - $3 million favorable reinsurance recovery in 4Q21
  - $2 million less favorable COVID impacts
- Health margin down $3 million (after adjustments)
  - $12 million reduction in favorable COVID impacts
- Life margin up $5 million (after adjustments)
  - $20 million decrease in unfavorable COVID impacts
  - $3 million unfavorable unlocking

CNO Financial Group

9

GAAP Fixed Indexed Annuity Margin

Attractive and stable margins

(dollars in millions)

	2021	2022			
	4Q	1Q	2Q	3Q	4Q
Fixed indexed annuities margin excl. significant items[1]					
Margin before impacts due to market volatility	$47.5	$43.4	$47.0	$46.3	$44.3
Impacts due to market volatility	4.8	(10.2)	(21.2)	(17.0)	(14.0)
Reported fixed indexed annuities margin	$52.3	$33.2	$25.8	$29.3	$30.3

- Utilize call options to hedge the economic value of embedded derivatives for FIA's. Mitigates the market risk associated with the underlying benefits and secures a spread.
- Embedded derivative accounting produces volatility largely captured in non-operating income; a portion remains in operating income.
- In process of updating the method to determine the non-operating/operating split to more closely reflect the true economics of the business.
- Slight downward trend in the margin after adjusting for these impacts due to:
  - Noise in the methodology used to allocate NII to products, and
  - Modest spread compression from (1) shortening duration to better match liabilities, and (2) asset turnover during the year coupled with recent up in quality bias.

1 Excludes $26.9 million favorable annuity unlocking in 4Q21.
See the Appendix for a reconciliation to the corresponding GAAP measure.

CNO Financial Group

10

Investment Results

Improving NII allocated to products on higher new money rates; lower VII consistent with market conditions

(dollars in millions)


Investment Income Allocated to Product Lines
$400.0
$300.0
$200.0
$100.0
$-
+1.7%
$225.1
$229.0
4Q 2021
4Q 2022
Annuity
Health
Life

- Average yield on allocated investments of 4.61% vs. 4.58% in 3Q22 and 4.68% in 4Q21
- Average net insurance liabilities[2] up 3.3% YoY


Investment Income Not Allocated to Product Lines
$200.0
$150.0
$100.0
$50.0
$-
-29.2%
$42.8
$30.3
4Q 2021
4Q 2022

- Investment income not allocated to product lines down $13 mm
  - Sequentially and YoY lower alternative and call/prepayment income
  - Favorable FHLB and FABN results


Total Net Investment Income[1]
$400.0
$300.0
$200.0
$100.0
$-
-3.2%
$267.9
$259.3
4Q 2021
4Q 2022
Annuity
Health
Life
Not Allocated

- Average book value of invested assets up 7.2% YoY
- Earned yield of 4.35% vs. 4.35% in 3Q22, and 4.83% in 4Q21
- New money rate of 5.96%, compared to 5.36% in 3Q22
  - Reflects higher interest rates along with impact of strategic investments

1 Reflects sum of allocated and non-allocated investment income. Refer to pages 16-19 of the financial supplement for more information on the components of net investment income.
2 Net insurance liabilities are equal to total insurance liabilities less: (i) amounts related to reinsured business; (ii) deferred acquisition costs; (iii) present value of future profits; and (iv) the value of unexpired options credited to insurance liabilities.

CNO Financial Group 11

CNO Financial Group 12 High quality, stable core returns, continued up-in-quality bias Portfolio Composition $24 billion of Invested Assets Highlights (Fair Value as of 12/31/2022) General Approach ▪ Positioned for stable performance across credit cycles ▪ Focus on quality - margin against adverse development ▪ Calibrated allocation to risk asset categories – specific boundaries on the amount of high-risk assets we will own ▪ Low impairments through multiple cycles ▪ Embedded asset liability management ▪ Opportunistic to protect/grow book yield and core earnings power ▪ High degree of liquidity ▪ 61% of portfolio in corporate and government bonds ▪ Reflects up-in-quality positioning over past 18 months ▪ Strong credit risk profile ▪ Capital efficient: 97% rated NAIC 1 or 2 ▪ Portfolio average rating A ▪ Significant credit enhancement in structured products ▪ Diversified commercial and residential mortgages with favorable performance metrics and strong operating characteristics. No commercial mortgage loan delinquencies. ▪ Alternative investments emphasizing current cash flows and comparatively predictable results ▪ “BBB” allocation reduced by 260 bps in the last 12 months ▪ “A” and better allocation increased by 390 bps in the last 12 months IG Corporates, 47.0% Non-Agency RMBS, 6.8% Mortgage Loans, 5.4% HY Corporates, 2.3% CMBS, 9.9% Municipals, 10.0% ABS, 5.5% Govts/Agency, 1.7% CLO, 3.3% Equities, 0.6% Other, 1.8% Alternatives, 2.6% Policy Loans, 0.5% Cash, 2.7%

CNO Financial Group 13 1 The ratio of the combined capital of the insurance companies to the minimum amount of capital appropriate to support the overall business operations, as determined based on the methodology developed by the National Association of Insurance Commissioners. 2 Excluding accumulated other comprehensive income (loss) (a non-GAAP measure). See the Appendix for a reconciliation to the corresponding GAAP measure. Debt to Capital2 Consolidated Risk Based Capital (RBC) Ratio1 ◼ Target leverage of 25 - 28% ◼ Debt covenant ceiling of 35% ◼ $220 million in debt capacity to top of target leverage range ◼ Target consolidated RBC ratio of approximately 375% ◼ RBC variability expected in periods of market volatility Holding Company Liquidity ◼ Target minimum holding company liquidity of $150 million ◼ Liquidity backstopped by $250 million undrawn revolver ◼ No outstanding debt maturities until 2025 408% 411% 386% 384% 2019 2020 2021 2022 $187 $388 $249 $167 2019 2020 2021 2022 23.0% 25.6% 25.6% 24.6% 2019 2020 2021 2022 Capital and Liquidity Overview Balanced approach to capital structure; above capital and liquidity targets (dollars in millions)

CNO Financial Group 14 Investment Highlights Sustainable growth initiatives in place Favorable demographic tailwinds Well-positioned in underserved middle market Differentiated "last mile" virtual & in-person model Strong balance sheet; robust free cash flow generation

CNO Financial Group 15 Questions and Answers

Excess Capital Allocation Strategy

Disciplined and opportunistic approach to maximize shareholder value

Organic investments to sustain and grow the core businesses

- Agent pilots, technology-driven customer experience enhancements
- Hybrid distribution
- Worksite B2B marketing, lead generation

Return capital to shareholders

- Share repurchases: $10 million in 4Q22, $180 million in 2022
- Dividends: $16 million in 4Q22, $65 million in 2022

Opportunistic transactions

- Highly selective M&A
- CNO Ventures; strategic minority investments largely in InsurTech
- LTC reinsurance (2018), Web Benefits Design (2019), DirectPath (2021)

CNO Financial Group 16

Cash Flow Profile

(dollars in millions)

	For the Quarter		Trailing Twelve Months	
	4Q21	4Q22	4Q21	4Q22
Net Operating Income[1]	$ 108.5	$ 65.8	$ 365.6	$ 273.9
Holding Company Cash Flows:				
Dividends from Subsidiaries	$ 10.7	$ 44.4	$ 349.0	$ 171.3
Management Fees	30.0	34.3	117.8	124.0
Surplus Debenture Interest	12.3	14.6	55.4	58.8
Earnings on Corporate Investments	1.7	3.2	7.7	9.7
Other	(1.3)	(10.7)	36.6	3.4
Holding Company Sources of Cash[2]	53.4	85.8	566.5	367.2
Holding Company Expenses and Other	(19.1)	(17.4)	(73.1)	(105.7)
Tax Payments	(8.1)	(9.3)	(53.0)	(22.9)
Interest Payments	(28.3)	(28.3)	(60.8)	(60.8)
Excess Cash Flow to Holding Company[2]	(2.1)	30.8	379.6	177.8
Share Repurchases	(100.0)	(9.9)	(402.4)	(179.9)
Dividend Payments to Stockholders	(15.7)	(16.1)	(65.6)	(64.8)
Contributions to Insurance Subsidiaries	-	-	-	(14.6)
Acquisition	-	-	(51.1)	-
Net Change in Holding Company Cash and Investments	(117.8)	4.8	(139.5)	(81.5)
Cash and Investments, Beginning of Period	366.4	162.3	388.1	248.6
Cash and Investments, End of Period	$ 248.6	$ 167.1	$ 248.6	$ 167.1

1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure.
2 Cash flows exclude acquisitions, dividend payments, stock repurchases, and financing transactions.

CNO Financial Group 17

CNO Financial Group 18 Appendix 1: Quarter in Review Strong Operational Performance ▪ Broker-Dealer/Registered Investment Advisor Slide 19 ▪ Exclusive Agent Counts Slide 20 Building on Strong Track Record of Execution ▪ New Money Rate Walk Slide 21 ▪ New Money Summary Slide 22 ▪ Long-Term Care Insurance Slide 23 ▪ Tax Asset Summary Slide 24

Broker-Dealer/Registered Investment Advisor

Account values down 9% YoY; $2.6 billion in client assets

(dollars in millions)

		2021	2022			
		4Q	1Q	2Q	3Q	4Q
Net New Client Assets in Brokerage and Advisory[1]	Brokerage	$ 9.0	$ (35.2)	$ (10.5)	$ (17.9)	$ (9.2)
	Advisory	67.5	76.1	24.2	32.9	31.8
	Total	$ 76.5	$ 40.9	$ 13.7	$ 15.0	$ 22.6
Client Assets in Brokerage and Advisory[1] at end of period	Brokerage	$ 1,734.0	$ 1,675.2	$ 1,492.2	$ 1,412.8	$ 1,495.5
	Advisory	1,164.5	1,159.9	1,069.9	1,040.5	1,141.2
	Total	$ 2,898.5	$ 2,835.1	$ 2,562.1	$ 2,453.3	$ 2,636.7

1 Client assets include cash and securities in brokerage, broker/dealer customer account assets custodied directly at fund companies and insurance carriers, and assets under management in advisory accounts. Prior periods have been restated to conform with current presentation.

Bankers Life is the marketing brand of various affiliated companies of CNO Financial Group including, Bankers Life and Casualty Company, Bankers Life Securities, Inc., and Bankers Life Advisory Services, Inc. Non-affiliated insurance products are offered through Bankers Life General Agency, Inc. (dba BL General Insurance Agency, Inc., AK, AL, CA, NV, PA). Agents who are financial advisors are registered with Bankers Life Securities, Inc.

Securities and variable annuity products and services are offered by Bankers Life Securities, Inc. Member FINRA/SIPC, (dba BL Securities, Inc., AL, GA, IA, IL, MI, NV, PA). Advisory products and services are offered by Bankers Life Advisory Services, Inc. SEC Registered Investment Adviser (dba BL Advisory Services, Inc., AL, GA, IA, MT, NV, PA). Home Office: 111 East Wacker Drive, Suite 1900, Chicago, IL 60601

CNO Financial Group 19

CNO Financial Group 20 Softening macro environment helping recruiting, veteran agent retention strong Exclusive Agent Counts 1 Producing agents represent the monthly average of exclusive agents that have submitted at least one policy in the month. 2 Registered agents are dually licensed as insurance agents and financial representatives who can buy and sell securities for clients, and/or investment advisors who can provide ongoing investment advice for clients. 3 Agent and representative counts represent the average of the last 3 months. % Change % Change Consumer 4Q 1Q 2Q 3Q 4Q vs. 3Q22 vs. 4Q21 Producing Field Agents 1,3 4,008 3,939 3,968 3,913 3,882 -0.8% -3.1% Producing Tele-Sales Agents 1,3 220 217 204 184 179 -2.7% -18.6% Total Producing Agents 1,3 4,228 4,156 4,172 4,097 4,061 -0.9% -3.9% Registered Agents 2,3 655 663 676 688 695 1.0% 6.1% Worksite Producing Field Agents 1,3 227 208 234 258 275 6.6% 21.1% 2021 2022

CNO Financial Group 21 Significant NMR increase reflects higher market yields New Money Rate Walk 5.36% 5.96% 0.32% 0.08% 0.20% 0.00%

CNO Financial Group 22 Strategically harvesting rising market yields, in the context of up-in-quality strategy New Money Summary 4Q General Account New Money Purchases $ % GAAP YTM Duration IG Corp AAA-A 87.6 15.42% 5.63% 9.4 IG Corp BBB 16.0 2.81% 7.97% 8.5 HY Corp 5.3 0.93% 7.04% 5.1 Municipals 72.8 12.82% 5.58% 12.0 RMBS 137.4 24.20% 5.43% 5.5 ABS 46.6 8.21% 5.55% 3.2 CMBS 64.0 11.26% 6.25% 1.9 CLOs 20.0 3.52% 7.77% 0.4 Commercial Real Estate 56.7 9.98% 5.40% 6.1 Direct Investment 0.3 0.05% 0.00% N/A EM 5.2 0.91% 5.99% 10.8 Residential Mortgages 56.1 9.89% 7.53% 3.8 Total 567.8 100% 5.96% 6.2

CNO Financial Group 23 New sales (~$25 million annually) focused on short duration products ▪ 98% of new sales for policies with 2 years or less in benefits ▪ Average benefit period of 11 months ▪ New business 25% reinsured since 2008 Reserve assumptions informed by historical experience ▪ No morbidity improvement ▪ No mortality improvement ▪ Minimal future rate increases ▪ Level new money rates Favorable economic profile ▪ 2022 Loss Recognition Testing margin increased to $468 million or ~18.5% of Net GAAP Liabilities driven by margin from new business ▪ Statutory reserves ~$221 million higher than LTC Net GAAP Liabilities, which are currently ~$2.55 billion ▪ Total LTC is just 12.4% of overall CNO insurance liabilities ▪ Potential adverse impact from severe stress scenarios is significantly reduced ▪ Average maximum benefit at issuance is $143 per day for inforce block Long-Term Care Insurance Highly differentiated inforce block; prudently managed

CNO Financial Group 24 Non-Life NOLs $166 DTAs related to tax strategy $215 Value of NOLs and deferred tax assets (DTAs) related to tax strategy Details ▪ Total estimated economic value of tax assets related to our NOLs and tax strategy of approximately $211 million @ 10% discount rate ($1.81 on a per share basis). ▪ Life NOLs have been fully utilized. Non- life NOLs are expected to offset 100% of non-life taxable income and 35% of life taxable income through 2023. $381 (dollars in millions) $381 million/$3.26 per diluted share value of NOLs and DTAs related to tax strategy Tax Asset Summary as of December 31, 2022

CNO Financial Group 25 Appendix 2: Financial Exhibits Non-GAAP Financial Measures Slides 26 - 42

CNO Financial Group 26 Insurance product margin Annuity 37.1$ -$ 37.1$ Health 113.4 - 113.4 Life 56.8 - 56.8 Total insurance product margin 207.3 - 207.3 Allocated expenses (152.2) - (152.2) Income from insurance products 55.1 - 55.1 Fee income 3.2 - 3.2 Investment income not allocated to product lines 68.5 - 68.5 Expenses not allocated to product lines 2.9 (22.5) (1) (19.6) Operating earnings before taxes 129.7 (22.5) 107.2 Income tax expense on operating income (29.6) 5.1 (24.5) Net operating income (2) 100.1$ (17.4)$ 82.7 Net operating income per diluted share (2) 0.85$ (0.14)$ 0.71$ Three months ended June 30, 2022 Actual results Significant items Excluding significant items (dollars in millions, except per-share amounts) (1) Comprised of an experience refund of $22.5 million related to a reinsurance agreement. (2) A non-GAAP measure. See pages 31 and 33 for a reconciliation to the corresponding GAAP measure. The table below summarizes the financial impact of significant items on our 2Q22 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 2Q22 Significant Items

CNO Financial Group 27 Insurance product margin Annuity 93.9$ (26.9)$ (1) 67.0$ Health 129.5 - 129.5 Life 30.4 1.0 (1) 31.4 Total insurance product margin 253.8 (25.9) 227.9 Allocated expenses (143.3) - (143.3) Income from insurance products 110.5 (25.9) 84.6 Fee income 2.9 - 2.9 Investment income not allocated to product lines 42.8 - 42.8 Expenses not allocated to product lines (17.4) - (17.4) Operating earnings before taxes 138.8 (25.9) 112.9 Income tax expense on operating income (30.3) 5.7 (24.6) Net operating income (2) 108.5$ (20.2)$ 88.3 Net operating income per diluted share (2) 0.87$ (0.16)$ 0.71$ Three months ended December 31, 2021 Actual results Significant items Excluding significant items (dollars in millions, except per-share amounts) (1) Adjustments arising from our comprehensive annual actuarial review of assumptions. (2) A non-GAAP measure. See pages 31 and 33 for a reconciliation to the corresponding GAAP measure. The table below summarizes the financial impact of significant items on our 4Q21 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 4Q21 Significant Items

CNO Financial Group 28 Insurance product margin Annuity 52.5$ -$ 52.5$ Health 117.9 - 117.9 Life 53.2 - 53.2 Total insurance product margin 223.6 - 223.6 Allocated expenses (140.5) - (140.5) Income from insurance products 83.1 - 83.1 Fee income 2.6 - 2.6 Investment income not allocated to product lines 50.9 - 50.9 Expenses not allocated to product lines (17.3) 3.0 (1) (14.3) Operating earnings before taxes 119.3 3.0 122.3 Income tax expense on operating income (26.5) (0.7) (27.2) Net operating income (2) 92.8$ 2.3$ 95.1 Net operating income per diluted share (2) 0.72$ 0.02$ 0.74$ Three months ended September 30, 2021 Actual results Significant items Excluding significant items (1) Comprised of $3.0 million from legal and regulatory matters. (2) A non-GAAP measure. See pages 31 and 33 for a reconciliation to the corresponding GAAP measure. The table below summarizes the financial impact of significant items on our 3Q21 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 3Q21 Significant Items (dollars in millions, except per-share amounts)

CNO Financial Group 29 Insurance product margin Annuity 66.0$ -$ 66.0$ Health 120.9 - 120.9 Life 39.7 - 39.7 Total insurance product margin 226.6 - 226.6 Allocated expenses (141.6) - (141.6) Income from insurance products 85.0 - 85.0 Fee income 6.6 - 6.6 Investment income not allocated to product lines 47.8 - 47.8 Expenses not allocated to product lines (23.8) 4.5 (1) (19.3) Operating earnings before taxes 115.6 4.5 120.1 Income tax expense on operating income (26.5) (1.0) (27.5) Net operating income (2) 89.1$ 3.5$ 92.6 Net operating income per diluted share (2) 0.66$ 0.03$ 0.69$ Three months ended June 30, 2021 Actual results Significant items Excluding significant items (1) Comprised of $4.5 million from legal and regulatory matters. (2) A non-GAAP measure. See pages 31 and 33 for a reconciliation to the corresponding GAAP measure. The table below summarizes the financial impact of significant items on our 2Q21 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 2Q21 Significant Items (dollars in millions, except per-share amounts)

CNO Financial Group 30 Insurance product margin Annuity 57.9$ -$ 57.9$ Health 124.7 - 124.7 Life 27.1 - 27.1 Total insurance product margin 209.7 - 209.7 Allocated expenses (141.1) - (141.1) Income from insurance products 68.6 - 68.6 Fee income 7.3 - 7.3 Investment income not allocated to product lines 43.0 - 43.0 Expenses not allocated to product lines (22.0) 7.8 (1) (14.2) Operating earnings before taxes 96.9 7.8 104.7 Income tax expense on operating income (21.7) (1.7) (23.4) Net operating income (2) 75.2$ 6.1$ 81.3 Net operating income per diluted share (2) 0.55$ 0.04$ 0.59$ Three months ended March 31, 2021 Actual results Significant items Excluding significant items (1) Comprised of: (i) $5.3 million from legal and regulatory matters; and (ii) $2.5 million of transaction expenses related to the previously announced acquisition of Optavise, LLC. The legal and regulatory matters primarily consist of an increase to our liability for claims and interest pursuant to the Global Resolution Agreement, as we have now processed and verified most of the claims provided by the third-party auditor allowing us to more accurately estimate the ultimate liability. (2) A non-GAAP measure. See pages 31 and 33 for a reconciliation to the corresponding GAAP measure. The table below summarizes the financial impact of significant items on our 1Q21 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 1Q21 Significant Items (dollars in millions, except per-share amounts)

Quarterly Earnings

(dollars in millions)

	4Q21	1Q22	2Q22	3Q22	4Q22
Insurance product margin					
Annuity	$ 93.9	$ 44.6	$ 37.1	$ 39.8	$ 39.6
Health	129.5	124.8	113.4	124.1	115.0
Life	30.4	19.8	56.8	43.4	52.9
Total insurance product margin	253.8	189.2	207.3	207.3	207.5
Allocated expenses	(143.3)	(144.8)	(152.2)	(150.5)	(149.1)
Income from insurance products	110.5	44.4	55.1	56.8	58.4
Fee income	2.9	9.9	3.2	1.4	9.2
Investment income not allocated to product lines	42.8	28.5	68.5	32.2	30.3
Expenses not allocated to product lines	(17.4)	(14.8)	2.9	(16.1)	(12.8)
Operating earnings before taxes	138.8	68.0	129.7	74.3	85.1
Income tax expense on operating income	(30.3)	(16.9)	(29.6)	(17.4)	(19.3)
Net operating income*	108.5	51.1	100.1	56.9	65.8
Net realized investment gains (losses) from sales, impairments and change in allowance for credit losses (net of related amortization)	4.7	(7.1)	(26.1)	(0.1)	(25.5)
Net change in market value of investments recognized in earnings	(12.1)	(25.5)	(21.7)	(17.0)	(9.0)
Fair value changes in embedded derivative liabilities (net of related amortization)	19.1	90.8	79.7	66.0	10.7
Fair value changes related to agent deferred compensation plan	(4.3)	22.7	14.0	12.0	0.2
Other	1.9	0.4	(0.2)	2.0	(6.1)
Non-operating income (loss) before taxes	9.3	81.3	45.7	62.9	(29.7)
Income tax (expense) benefit on non-operating income	(2.0)	(20.1)	(9.7)	(14.8)	7.3
Net non-operating income (loss)	7.3	61.2	36.0	48.1	(22.4)
Net income	$ 115.8	$ 112.3	$ 136.1	$ 105.0	$ 43.4

* Management believes that an analysis of Net income applicable to common stock before: (i) net realized investment gains or losses from sales, impairments and the change in allowance for credit losses, net of related amortization and taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed indexed annuities, net of related amortization and taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) loss on extinguishment of debt, net of taxes; (vi) changes in the valuation allowance for deferred tax assets and other tax items; and (vii) other non-operating items consisting primarily of earnings attributable to variable interest entities, net of taxes ("Net operating income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net operating income to Net income applicable to common stock is provided in the above table.

CNO Financial Group 31

CNO Financial Group 32 Information Related to Certain Non-GAAP Financial Measures The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses from sales, impairments and change in allowance for credit losses, net change in market value of investments recognized in earnings, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed indexed annuities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, changes in the valuation allowance for deferred tax assets and other tax items and other non- operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals.

CNO Financial Group 33 A reconciliation of net income applicable to common stock to net operating income (and related per-share amounts) is as follows: (dollars in millions, except per-share amounts) Information Related to Certain Non-GAAP Financial Measures 4Q21 1Q22 2Q22 3Q22 4Q22 Net income applicable to common stock 115.8$ 112.3$ 136.1$ 105.0$ 43.4$ Non-operating items: Net realized investment (gains) losses from sales and impairments, net of related amortization (4.7) 7.1 26.1 0.1 25.5 Net change in market value of investments recognized in earnings 12.1 25.5 21.7 17.0 9.0 Fair value changes in embedded derivative liabilities, net of related amortization (19.1) (90.8) (79.7) (66.0) (10.7) Fair value changes related to the agent deferred compensation plan 4.3 (22.7) (14.0) (12.0) (0.2) Other (1.9) (0.4) 0.2 (2.0) 6.1 Non-operating (income) loss before taxes (9.3) (81.3) (45.7) (62.9) 29.7 Income tax (expense) benefit on non-operating income (2.0) (20.1) (9.7) (14.8) 7.3 Net non-operating (income) loss (7.3) (61.2) (36.0) (48.1) 22.4 Net operating income (a non-GAAP financial measure) 108.5$ 51.1$ 100.1$ 56.9$ 65.8$ Per diluted share: Net income 0.93$ 0.93$ 1.16$ 0.91$ 0.37$ Net realized investment (gains) losses from sales and impairments (net of related amortization and taxes) (0.03) 0.04 0.17 - 0.17 Net change in market value of investments recognized in earnings (net of taxes) 0.07 0.16 0.14 0.11 0.06 Fair value changes in embedded derivative liabilities (net of related amortization and taxes) (0.12) (0.57) (0.53) (0.44) (0.08) Fair value changes related to the agent deferred compensation plan (net of taxes) 0.03 (0.14) (0.09) (0.08) - Other (0.01) - - (0.01) 0.04 Net operating income (a non-GAAP financial measure) 0.87$ 0.42$ 0.85$ 0.49$ 0.56$

CNO Financial Group 34 A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows: (dollars in millions, except per-share amounts, and shares in thousands) Information Related to Certain Non-GAAP Financial Measures 4Q21 1Q22 2Q22 3Q22 4Q22 Operating income 108.5$ 51.1$ 100.1$ 56.9$ 65.8$ Weighted average shares outstanding for basic earnings per share 122,017 118,622 115,533 114,354 114,422 Effect of dilutive securities on weighted average shares: Stock options, restricted stock and performance units 3,003 2,380 1,753 1,574 2,231 Weighted average shares outstanding for diluted earnings per share 125,020 121,002 117,286 115,928 116,653 Net operating income per diluted share 0.87$ 0.42$ 0.85$ 0.49$ 0.56$

CNO Financial Group 35 Book value per diluted share Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised, restricted stock and performance units were vested, and convertible securities were converted. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments. A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows: (dollars in millions, except per-share amounts) Information Related to Certain Non-GAAP Financial Measures 4Q21 1Q22 2Q22 3Q22 4Q22 Total shareholders' equity 5,259.7$ 3,690.9$ 2,212.0$ 1,297.9$ 1,400.8$ Shares outstanding for the period 120,377,152 117,241,006 114,795,328 114,367,345 114,343,070 Book value per share 43.69$ 31.48$ 19.27$ 11.35$ 12.25$ Total shareholders' equity 5,259.7$ 3,690.9$ 2,212.0$ 1,297.9$ 1,400.8$ Less accumulated other comprehensive (income) loss (1,947.1) (380.5) 1,165.0 2,165.7 2,093.1 Adjusted shareholders' equity excluding AOCI 3,312.6$ 3,310.4$ 3,377.0$ 3,463.6$ 3,493.9$ Shares outstanding for the period 120,377,152 117,241,006 114,795,328 114,367,345 114,343,070 Dilutive common stock equivalents related to: Stock options, restricted stock and performance units 2,953,586 2,261,617 1,407,756 1,603,295 2,499,071 Diluted shares outstanding 123,330,738 119,502,623 116,203,084 115,970,640 116,842,141 Book value per diluted share (a non-GAAP measure) 26.86$ 27.70$ 29.06$ 29.87$ 29.90$

CNO Financial Group 36 Operating return measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses from sales, impairments and change in allowance for credit losses, net change in market value of investments recognized in earnings, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed indexed annuities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, changes in the valuation allowance for deferred tax assets and other tax items, loss on extinguishment of debt and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. Management also believes that an operating return, excluding significant items, is important as the impact of these items enhances the understanding of our operating results. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation. Information Related to Certain Non-GAAP Financial Measures

CNO Financial Group 37 The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant item, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows: (dollars in millions) (Continued on next page) Information Related to Certain Non-GAAP Financial Measures 4Q21 1Q22 2Q22 3Q22 4Q22 Operating income 365.6$ 341.5$ 352.5$ 316.6$ 273.9$ Operating income, excluding significant items 357.3$ 327.1$ 317.2$ 279.0$ 256.5$ Net income 441.0$ 405.9$ 464.0$ 469.2$ 396.8$ Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,026.0$ 3,046.7$ 3,069.1$ 3,114.5$ 3,176.0$ Average common shareholders' equity 5,197.4$ 5,023.1$ 4,487.9$ 3,607.0$ 2,632.8$ Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 12.1% 11.2% 11.5% 10.2% 8.6% Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 11.8% 10.7% 10.3% 9.0% 8.1% Return on equity 8.5% 8.1% 10.3% 13.0% 15.1% Twelve Months Ended

CNO Financial Group 38 The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income: (dollars in millions) (a) The significant items have been discussed in prior press releases. (Continued on next page) Information Related to Certain Non-GAAP Financial Measures Net operating income Significant items (a) Net operating income, excluding significant items Net operating income, excluding significant items - trailing four quarters Net income Net income - trailing four quarters 1Q21 $75.2 $6.1 $81.3 $335.2 $147.4 $470.4 2Q21 89.1 3.5 92.6 366.1 78.0 466.4 3Q21 92.8 2.3 95.1 348.6 99.8 437.0 4Q21 108.5 (20.2) 88.3 357.3 115.8 441.0 1Q22 51.1 - 51.1 327.1 112.3 405.9 2Q22 100.1 (17.4) 82.7 317.2 136.1 464.0 3Q22 56.9 - 56.9 279.0 105.0 469.2 4Q22 65.8 - 65.8 256.5 43.4 396.8

CNO Financial Group 39 The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant item, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows: (dollars in millions) (Continued on next page) Information Related to Certain Non-GAAP Financial Measures 4Q21 1Q22 2Q22 3Q22 4Q22 Pre-tax operating earnings (a non-GAAP financial measure) 470.6$ 441.7$ 455.8$ 410.8$ 357.1$ Income tax expense (105.0) (100.2) (103.3) (94.2) (83.2) Operating return 365.6 341.5 352.5 316.6 273.9 Non-operating items: Net realized investment gains (losses) from sales and impairments, net of related amortization 34.8 24.1 (26.3) (28.6) (58.8) Net change in market value of investments recognized in earnings (17.4) (36.5) (63.9) (76.3) (73.2) Fair value changes in embedded derivative liabilities, net of related amortization 67.2 75.9 200.5 255.6 247.2 Fair value changes and amendment related to the agent deferred compensation plan 8.9 18.4 32.4 44.4 48.9 Other 3.6 3.4 2.3 4.1 (3.9) Non-operating income before taxes 97.1 85.3 145.0 199.2 160.2 Income tax expense on non-operating income (21.7) (20.9) (33.5) (46.6) (37.3) Net non-operating income 75.4 64.4 111.5 152.6 122.9 Net income 441.0$ 405.9$ 464.0$ 469.2$ 396.8$ Twelve Months Ended

CNO Financial Group 40 A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows: (dollars in millions) Information Related to Certain Non-GAAP Financial Measures 4Q20 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 2,956.2$ Net operating loss carryforwards 341.9 Accumulated other comprehensive income 2,186.1 Common shareholders' equity 5,484.2$ 1Q21 2Q21 3Q21 4Q21 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,019.5$ 3,035.6$ 3,036.3$ 3,068.9$ Net operating loss carryforwards 323.1 292.9 266.9 243.7 Accumulated other comprehensive income 1,518.1 1,995.5 1,929.7 1,947.1 Common shareholders' equity 4,860.7$ 5,324.0$ 5,232.9$ 5,259.7$ 1Q22 2Q22 3Q22 4Q22 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,072.2$ 3,162.3$ 3,272.7$ 3,324.9$ Net operating loss carryforwards 238.2 214.7 190.9 169.0 Accumulated other comprehensive income (loss) 380.5 (1,165.0) (2,165.7) (2,093.1) Common shareholders' equity 3,690.9$ 2,212.0$ 1,297.9$ 1,400.8$

CNO Financial Group 41 A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows: (dollars in millions) Information Related to Certain Non-GAAP Financial Measures 4Q21 1Q22 2Q22 3Q22 4Q22 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,026.0$ 3,046.7$ 3,069.1$ 3,114.5$ 3,176.0$ Net operating loss carryforwards 293.9 271.0 250.7 231.4 212.6 Accumulated other comprehensive income (loss) 1,877.5 1,705.4 1,168.1 261.1 (755.8) Common shareholders' equity 5,197.4$ 5,023.1$ 4,487.9$ 3,607.0$ 2,632.8$ Trailing Four Quarter Average

CNO Financial Group 42 Debt to capital ratio, excluding accumulated other comprehensive income (loss) The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows: (dollars in millions) Information Related to Certain Non-GAAP Financial Measures 2020 2021 2022 Corporate notes payable 1,136.2$ 1,137.3$ 1,138.8$ Total shareholders' equity 5,484.2 5,259.7 1,400.8 Total capital 6,620.4$ 6,397.0$ 2,539.6$ Corporate debt to capital 17.2% 17.8% 44.8% Corporate notes payable 1,136.2$ 1,137.3$ 1,138.8$ Total shareholders' equity 5,484.2 5,259.7 1,400.8 Less accumulated other comprehensive (income) loss (2,186.1) (1,947.1) 2,093.1 Total capital 4,434.3$ 4,449.9$ 4,632.7$ Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure) 25.6% 25.6% 24.6%